UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2005

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 2, 2005, IDTE Animation Slate, LLC (“IDTE Animation”), an indirect subsidiary of the Registrant, entered into a Credit, Security, Guaranty and Pledge Agreement among IDTE Animation, as Borrower, JPMorgan Chase Bank, N.A., The Royal Bank of Scotland PLC, U.S. Bank National Association, Bayerische Hypo-und Vereinsbank AG, Manufacturers Bank and Mercantile National Bank as Lenders, a certain Guarantor, IDT Entertainment, Inc. (“IDT Entertainment”), and JP Morgan Chase Bank, N.A., as Administrative Agent and Issuing Bank (the “Credit Agreement”). The Credit Agreement provides for a $125 million, five and one-half year, secured revolving credit facility (the “Facility”).

IDTE Animation’s obligations under the Credit Agreement are guaranteed by Yankee Irving, LLC and are secured by substantially all of the assets of IDTE Animation and certain of its affiliates, and by pledged securities of IDT Entertainment.

At the closing of the Credit Agreement, IDTE Animation did not borrow any funds pursuant to the Credit Agreement. A portion of the monies will be used to fund certain costs of the production and distribution of animated feature length films to be provided or acquired by IDTE Animation. The remainder of the borrowing was utilized to pay fees and expenses related to the Credit Agreement and other overhead amounts.

Under the terms of the Credit Agreement, IDTE Animation may elect to pay interest based on a LIBOR-related rate (LIBOR plus 2.5% per annum) or an alternate base rate (Prime Rate (as defined in the Credit Agreement) plus 1.5% per annum) and may convert loans under one rate into loans under another, subject to the terms and conditions set forth in the Credit Agreement.

The Credit Agreement contains various affirmative and negative covenants. If any event of default occurs and is not cured within the applicable grace periods set forth in the Credit Agreement or waived, the administrative agent may, and at the request of the lenders will, terminate the commitments and declare the loans then outstanding to be due and payable in whole or in part, together with accrued interest and any unpaid accrued fees and all other obligations of IDTE Animation accrued under the Credit Agreement (including all letters of credit obligations).

The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Document
Exhibit 10.1	Credit, Security, Guaranty and Pledge Agreement among IDTE Animation Slate, LLC as Borrower, JPMorgan Chase Bank, N.A., The Royal Bank of Scotland PLC, U.S. Bank National Association, Bayerische Hypo-und Vereinsbank AG, Manufacturers Bank and Mercantile Bank as Lenders, the Guarantor named therein, IDT Entertainment, Inc., and JP Morgan Chase Bank, N.A. as Administrative Agent and Issuing Bank, dated as of December 2, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/S/ JAMES A. COURTER
Name:	James A. Courter
Title:	Chief Executive Officer

Dated: December 5, 2005

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit, Security, Guaranty and Pledge Agreement among IDTE Animation Slate, LLC as Borrower, JPMorgan Chase Bank, N.A., The Royal Bank of Scotland PLC, U.S. Bank National Association, Bayerische Hypo-und Vereinsbank AG, Manufacturers Bank and Mercantile Bank as Lenders, the Guarantor named therein, IDT Entertainment, Inc., and JP Morgan Chase Bank, N.A. as Administrative Agent and Issuing Bank, dated as of December 2, 2005.

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